HYDRON TECHNOLOGIES, INC.

                                 EXHIBIT 99(ii)
Terrence S. McGrath                                                 954-861-6416
Chief Executive Officer                                      tmcgrath@hydron.com


         Statement Under Oath of Chief Operating Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Terrence S. McGrath, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered report of Hydron Technologies, Inc. and, except as corrected or supplemented in a subsequent covered report:

          d. no covered report contained an untrue statement of a material fact as of the end on the period covered by such report (or in case of a report on Form 8-K of definitive proxy materials, as of the date on which it was filed) and

          e. no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in case of a report on form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          a. The Annual Report on Form 10-K for the Year Ended December 31, 2001 of Hydron Technologies, Inc.;

          b. All reports on Form 10-Q, all reports on form 8-K and all definitive proxy materials of Hydron Technologies, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          c.   Any amendments to any of the foregoing



/s/ TERRENCE S. MCGRATH                        Subscribed and sworn to before me
----------------------------                   this 14th day of November 2002
Terrence S. McGrath
November 14, 2002
                                               /s/ R.S. HODGES
                                               ---------------------------------
                                               Notary Public
                                               My Commission Expires 3/3/06


                                      [GRAPHIC
2201 W. Sample Rd. Bldg. 9, Ste. 7B    OMITTED]     Pompano Beach, Florida 33073
                  Tel: 954-861-6400                 Fax:  954-861-6401
                                    www.hydron.com